EXHIBIT 32.2

WRITTEN STATEMENT PURSUANT TO 18 U.S.C SECTION 1350

The undersigned officer of Procom Technology, Inc. (the “Company”), hereby certifies that:

(i) the Report on Form 10-Q of the Company for the period ended April 30, 2003 (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDWARD KIRNBAUER
Edward Kirnbauer
Acting Chief Financial Officer

Date: October 1, 2004

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.